                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


      -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                               TREMONT CORPORATION
      -------------------------------------------------------------------


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
      (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
      (5) Total fee paid:


      --------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      --------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------
      (3) Filing Party:

      --------------------------------------------------------------------------
      (4) Date Filed:

      --------------------------------------------------------------------------

                               TREMONT CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202



March 29, 1999



Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Tremont Corporation ("Tremont" or the "Company"), which will be held on Tuesday, May 4, 1999, at 9:30 a.m. (Central Time), at the offices of Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with Tremont's Bylaws.


                                         Sincerely,




                                         J. Landis Martin
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                               TREMONT CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999


To the Stockholders of Tremont Corporation:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of Tremont Corporation, a Delaware corporation ("Tremont" or the "Company"), will be held on Tuesday, May 4, 1999, at 9:30 a.m. (Central Time), at the offices of Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

         (1) To elect seven directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 17, 1999, as the record date (the "Record Date") for the Meeting. Only holders of Tremont's common stock, $1.00 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any Tremont stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at Tremont's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.


                                 By order of the Board of Directors,




                                 Robert E. Musgraves
                                 Vice President, General Counsel and Secretary

Denver, Colorado
March 29, 1999

                               TREMONT CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                              --------------------

                                 PROXY STATEMENT
                              --------------------


                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Tremont Corporation, a Delaware corporation ("Tremont" or the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 4, 1999, at 9:30 a.m. (Central Time), at the offices of Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of Tremont's common stock, $1.00 par value per share ("Tremont Common Stock"), on or about April 7, 1999.


                             PURPOSE OF THE MEETING

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of seven directors to serve until the 2000 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, and (ii) such other business as may properly come before the Meeting. The Company is not aware of any business to be presented for consideration at the Meeting other than the election of directors.


                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of Tremont Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of Tremont Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of Tremont Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Amended and Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Meeting (in person or by proxy) and entitled to vote. Shares of

Tremont Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

First Chicago Trust Division of EquiServe ("First Chicago"), the transfer agent and registrar for Tremont Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies and ballots delivered to First Chicago will be kept confidential by First Chicago in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 17, 1999 (the "Record Date"). Only holders of shares of Tremont Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 6,385,058 shares of Tremont Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

AS OF THE RECORD DATE, VALHI, INC. ("VALHI"), TOGETHER WITH CERTAIN OTHER PERSONS OR ENTITIES RELATED TO HAROLD C. SIMMONS, HELD APPROXIMATELY 53.5% (3,413,041 SHARES) OF THE OUTSTANDING SHARES OF TREMONT COMMON STOCK. VALHI AND SUCH PERSONS OR ENTITIES HAVE INDICATED THEIR INTENTION TO HAVE SUCH SHARES REPRESENTED AT THE MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. IF ALL OF SUCH SHARES ARE VOTED AS INDICATED, THE ELECTION OF SUCH DIRECTOR NOMINEES WILL BE ASSURED.


                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the distribution of this Proxy Statement, at a cost that the Company estimates will be approximately $4,000. In addition, upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Tremont Common Stock held of record by such entities.

All shares of Tremont Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instruction indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the seven nominees set forth below as directors, and (b) in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of Tremont Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First Chicago a written revocation of the proxy,
(ii) delivering to First Chicago a duly executed proxy bearing a later date, or
(iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.

                              ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at seven. The seven directors elected at the Meeting will hold office until the 2000 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees set forth below are currently directors of the Company whose term will expire at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

NOMINEES FOR DIRECTOR

The following information has been provided by the respective nominees for election to the Board of Directors.

Susan E. Alderton, 47, has been a director of Tremont since 1990. Ms. Alderton was Vice President, Finance of Tremont from 1990 until 1992, Treasurer of Tremont from 1988 to 1992 and Vice President of Tremont from 1988 to 1990. Since 1988, Ms. Alderton has been Vice President and Treasurer of NL Industries, Inc. ("NL"), which is engaged in the manufacture of titanium dioxide pigment. In February 1998, Ms. Alderton was also named Chief Financial Officer of NL. Valhi and Tremont hold approximately 58% and 20%, respectively, of the outstanding common stock of NL ("NL Common Stock"). NL may be deemed to be an affiliate of Tremont.

Richard J. Boushka, 64, has been a director of Tremont since 1990. Since before 1986, Mr. Boushka has served as the principal of Boushka Properties, a private investment firm. Since 1986, Mr. Boushka has also served as Chairman of the Board of Citation Oil and Gas Corporation, an oil and gas production company, and has been President of Sunflower Racing, Inc., an operator of racetrack facilities. From 1955 to 1980, Mr. Boushka was employed by Vickers Energy Company, an oil and gas concern, where his last position was President. Mr. Boushka is also a director of Perini Corporation. Mr. Boushka serves as Chairman of Tremont's Audit Committee and is a member of the Management Development and Compensation Committee (the "Compensation Committee").

J. Landis Martin, 53, has been the Chief Executive Officer and a director of Tremont since 1988. Mr. Martin has been Chairman of the Board of Tremont since 1990, and has served as President of Tremont since 1987 (except for a period in 1990). Mr. Martin has also served since 1987 as Chairman and a director of Titanium Metals Corporation ("TIMET"), a producer of titanium metal products, as Chief Executive Officer of TIMET since 1995 and as President of TIMET from 1995 to 1996. The Company owns approximately 39% of the outstanding shares of common stock of TIMET ("TIMET Common Stock"). TIMET may be deemed to be an affiliate of Tremont. Since 1987, Mr. Martin has served as President and Chief Executive Officer and, since 1986, as a director of NL. Mr. Martin is also a director of Halliburton Company and Apartment Investment and Management Company.

Glenn R. Simmons, 71, has been a director of Tremont since 1988. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. Since prior to 1994, Mr. Simmons has been Vice Chairman of the Board of Valhi and Contran Corporation ("Contran"), a diversified holding company that directly and through related entities holds approximately 93% of the outstanding common stock of

Valhi ("Valhi Common Stock") and 47% of the outstanding common stock of Keystone. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of TIMET, NL and CompX International Inc. ("CompX"), a majority-owned, indirect subsidiary of Valhi engaged in the manufacture of ergonomic computer support systems, precision ball bearing slides and locking systems. Valhi and CompX may be deemed to be affiliates of Tremont. Mr. Simmons is a brother of Harold C. Simmons.

Harold C. Simmons, 67, has been a director of Tremont since 1988 and served as Chairman of the Board of Tremont from 1988 to 1990. Mr. Simmons has been Chairman of the Board, Chief Executive Officer and a director of Valhi and Contran since prior to 1994 and was President of Valhi and Contran from 1994 to 1998. Mr. Simmons has been an executive officer and/or director of various other companies related to Valhi and Contran since 1961. Mr. Simmons is also Chairman of the Board and a director of NL. Mr. Simmons is a brother of Glenn R. Simmons.

General Thomas P. Stafford (retired), 68, has been a director of Tremont since 1989. Gen. Stafford has served as co-founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for Research, Development and Acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of TIMET, Gen. Stafford is a director of Allied-Signal Inc., CMI Corporation and Seagate Technologies, Inc. Gen. Stafford serves as Chairman of the Compensation Committee and is a member of Tremont's Audit Committee and Nominations Committee.

Avy H. Stein, 44, has been a director of Tremont since 1991. Mr. Stein has been a managing partner in the private equity investment firm of Willis Stein & Partners since 1995. Mr. Stein was a Managing Director of Continental Equity Capital Corporation and Continental Illinois Venture Corporation, investment funds affiliated with Continental Bank of Illinois, from 1989 to 1995. Mr. Stein serves as Chairman of Tremont's Nominations Committee and is a member of the Compensation Committee.

For information concerning certain transactions to which certain director nominees are parties and other matters, see "Certain Relationships and Transactions" below.

BOARD MEETINGS

The Board of Directors held five meetings in 1998. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings held during the period for committees on which they served.

BOARD COMMITTEES

The Board of Directors has established the following standing committees:

Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent auditors, to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls, and to direct and supervise special audit inquiries. The current members of the Audit Committee are Richard J. Boushka (Chairman) and Gen. Thomas P. Stafford. The Audit Committee held one meeting in 1998.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving executive compensation, principally the review of certain intercorporate services agreements through which reimbursement is made for compensation paid by related parties to the Company's executive officers, together with such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Gen. Thomas P. Stafford (Chairman), Richard J. Boushka and Avy H. Stein. The Compensation Committee held two meetings in 1998.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Avy H. Stein (Chairman) and Gen. Thomas P. Stafford. The Nominations Committee held one meeting in 1998. In February 1999, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

COMPENSATION OF DIRECTORS

During 1998, directors of the Company who were not employees of the Company or NL received an annual retainer of $15,000, payable in quarterly installments, plus a fee of $750 per day for attendance at meetings and as a daily rate for other services rendered on behalf of the Board of Directors or a committee of the Board of Directors. In the event of the death while in active service of any director who is eligible to receive fees, such director's designated beneficiary or estate will be entitled to receive a one-time life insurance benefit equal to one year's annual retainer. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. Directors receiving fees for serving on the Board of Directors in 1998 were Richard J. Boushka, Glenn R. Simmons, Harold C. Simmons, Gen. Thomas P. Stafford and Avy H. Stein (together, the "Non-Employee Directors").

During 1998, each of the Non-Employee Directors other than Glenn R. Simmons and Harold C. Simmons was granted an option, pursuant to the Tremont Corporation 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), to purchase 1,000 shares of Tremont Common Stock at an exercise price of $56.50 per share, representing the market value of Tremont Common Stock on the date of grant, calculated as the last reported sale price of Tremont Common Stock on the New York Stock Exchange Composite Tape on such date. Stock options granted pursuant to the Director Plan become exercisable one year after the date of grant and expire on the fifth anniversary following the date of grant.

In addition, pursuant to an intercorporate services agreement between Contran and the Company, certain services were provided by Contran to Tremont during 1998, including services rendered by Glenn R. Simmons and Harold C. Simmons, each of whom is a director of the Company. See "Certain Relationships and Transactions--Contractual Relationships" below.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis Martin is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.


Name                                Age     Position(s)
----                                ---     -----------
J. Landis Martin                    53      Chairman of the  Board,  President and Chief Executive
                                            Officer of Tremont; Chairman of the Board and Chief
                                            Executive Officer of TIMET; President and Chief Executive
                                            Officer of NL

J. Thomas Montgomery, Jr.           52      Vice  President-Controller and Treasurer of Tremont; Vice
                                            President-Finance and Treasurer of TIMET

Robert E. Musgraves                 44      Vice President, General Counsel and Secretary of Tremont;
                                            Vice President, General Counsel and Secretary of TIMET



J. THOMAS MONTGOMERY, JR. has served as Vice President-Controller and Treasurer of Tremont since 1997. He has also been Vice President-Finance and Treasurer of TIMET since 1996. From 1987 to 1996, Mr. Montgomery was Vice President and Controller of Valhi and Contran.

ROBERT E. MUSGRAVES has served as General Counsel and Secretary of Tremont since 1993 and has been a Vice President of Tremont since 1994. Mr. Musgraves has been Vice President and General Counsel of TIMET since 1990 and Secretary since 1991. Prior to joining TIMET in 1990, Mr. Musgraves was a partner in the law firm of Kirkland & Ellis.


                               SECURITY OWNERSHIP

OWNERSHIP OF TREMONT COMMON STOCK

The following table and notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of Tremont Common Stock held by (a) each person or group of persons known to Tremont to beneficially own more than 5% of the outstanding shares of Tremont Common Stock, (b) each director or nominee for director of Tremont, (c) each executive officer of Tremont listed in the Summary Compensation Table below who is not a director or nominee for director of Tremont and (d) all executive officers and directors of Tremont as a group. See footnote (3) for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of Tremont Common Stock directly beneficially owned by Valhi and related entities. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Tremont.

                        OWNERSHIP OF TREMONT COMMON STOCK

                                                                        Tremont Common Stock
                                                                -----------------------------------
                                                                Amount and Nature
                                                                        of
                                                                    Beneficial         Percent of
Name of  Beneficial Owner                                        Ownership (#) (1)     Class (2)
                                                                -------------------    ------------
  GREATER THAN 5% STOCKHOLDERS
      Valhi, Inc. and related entities (3)                       3,155,788              49.4%

      Tweedy, Browne Company L.P. and related entities (4)         960,474              15.0%

      JMG Capital Partners, L.P. and related entities (5)          355,800               5.6%

  DIRECTORS
      Susan E. Alderton (6)                                          7,876              --
      Richard J. Boushka (7)                                         7,100              --
      J. Landis Martin (8)                                         210,421               3.3%
      Glenn R. Simmons (3)(9)                                          534              --
      Harold C. Simmons (3)(10)                                      3,747              --
      Thomas P. Stafford (7)                                         3,000              --
      Avy H. Stein (7)                                              11,300              --

  OTHER EXECUTIVE OFFICERS
     J. Thomas Montgomery, Jr.                                       2,000              --
     Robert E. Musgraves (11)                                       23,010              --

  ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS A
  GROUP (9 persons) (3)(6)(7)(8)(9)(10)(11)                        268,988               4.1%

---------------

(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) As reported in Amendment No. 10, dated September 2, 1998, to a Statement on Schedule 13D, as filed with the Commission, as of the Record Date, Valhi was the holder of approximately 48.4% (3,089,131 shares) of the outstanding shares of Tremont Common Stock. As of the Record Date, NL and Valmont Insurance Company ("Valmont") were the holders of approximately 0.6% (36,167 shares) and 0.5% (30,490 shares), respectively, of the outstanding shares of Tremont Common Stock.

         Valhi is the holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont are the holders of approximately 58.1% and 19.7%, respectively, of the outstanding shares of NL Common Stock. Tremont is the holder of approximately 39.1% of the outstanding shares of TIMET Common Stock.

         Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), and Contran are the holders of approximately 81.9%, 9.5%, and 0.9%, respectively, of the outstanding shares of Valhi Common Stock. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.8% and 66.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain of Harold C. Simmons' children and grandchildren (the "Simmons Trusts"), of which Harold C. Simmons is the sole trustee, or by Harold C. Simmons directly. As sole trustee of the Simmons Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Simmons Trusts. However, Mr. Simmons disclaims beneficial ownership of all such shares, except for those he holds directly.

         Valmont and NL directly hold 1,000,000 and 1,186,200 shares, respectively, of the outstanding shares of Valhi Common Stock. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock owned by Valmont and NL as treasury stock for voting purposes. For purposes of this footnote, such shares are not deemed outstanding.

         The Combined Master Retirement Trust (the "CMRT") is the holder of approximately 0.1% (3,506 shares) of the outstanding shares of Tremont Common Stock and approximately 0.1% of the outstanding shares of Valhi Common Stock. The CMRT is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold
         C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. The trustee and members of the trust investment committee for the CMRT are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn R. Simmons are each members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans that invest through the CMRT. However, each such person disclaims beneficial ownership of the Valhi Common Stock and Tremont Common Stock held by the CMRT, except to the extent of his individual, vested beneficial interest in the CMRT.

         The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.2% of the outstanding shares of Valhi Common Stock. Boston Safe Deposit and Trust Company serves as trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the assets of the CDCT No. 2 are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the sole power to vote the shares held by the CDCT No. 2, (ii) retains dispositive power over such shares, and (iii) may be deemed the indirect beneficial owner of such shares. Mr. Simmons disclaims beneficial ownership of the shares held by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

         The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 3.9% (250,000 shares) of the outstanding shares of Tremont Common Stock and 0.5% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of the Foundation and may be deemed to control the Foundation. However, Mr. Simmons disclaims beneficial ownership of all such shares held by the Foundation. The shares of Tremont Common Stock held by the CMRT and the Foundation are not included in the ownership number shown for Valhi and related entities in the stock ownership table.

         Harold C. Simmons is Chairman of the Board of NL, Chairman of the Board and Chief Executive Officer of Valhi, Contran, Dixie Rice, Southwest, Dixie Holding, NOA, National, and VGI, and a director of Tremont. By virtue of holding such offices, the stock ownership and his service as trustee, all as described above, (a) Mr. Simmons may be deemed to control these entities, and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the Tremont Common Stock, Valhi Common Stock, NL Common Stock, and TIMET Common Stock directly held by certain of such entities. However, Mr. Simmons disclaims beneficial ownership of the shares of Tremont Common Stock, Valhi Common Stock, NL Common Stock, and TIMET Common Stock beneficially owned, directly and indirectly, by all of such entities, except to the extent otherwise expressly indicated above.

         The business address of each such holder is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240.

(4) As reported in Amendment No. 7, dated September 9, 1993, to a Statement on Schedule 13D, as filed with the Commission, Tweedy, Browne Company L.P. ("TBC") beneficially owns 862,744 shares of Tremont Common Stock and TBK Partners, L.P. and Vanderbilt Partners, L.P., entities which are part of a group with TBC, beneficially own 86,730 shares and 11,000 shares, respectively, of Tremont Common Stock. The business address of each such holder is 52 Vanderbilt Avenue, New York, NY 10017.

(5) As reported in a Statement on Schedule 13D, dated November 12, 1997, as filed with the Commission on behalf of JMG Capital Partners, L.P., JMG Convertible Investments, L.P., JMG Capital Management, Inc., Jonathan
         M. Glaser, Triton Capital Investments, L.P., Triton Capital Holdings, Ltd. and Pacific Capital Management. The business address of each such holder is 1999 Avenue of the Stars, Suite 1950, Los Angeles, CA 90067, except in the case of Triton Capital Investments, Ltd. and Triton Capital Holdings Ltd., for which the business address is Kaya Flamoyan 9, Curacao, Netherland Antilles.

(6)      The shares of Tremont Common Stock shown as beneficially owned by Susan
         E. Alderton include (i) 7,365 shares that Ms. Alderton has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont 1988 Long Term Performance Incentive Plan (the "Tremont Stock Incentive Plan"), and (ii) 11 shares held for the benefit of Ms. Alderton under the NL Industries, Inc. Retirement Savings Plan (the "NL Savings Plan").

(7) The shares of Tremont Common Stock shown as beneficially owned by each of Richard J. Boushka, Gen. Thomas P. Stafford and Avy H. Stein include 4,000, 3,000, and 5,000 shares, respectively, that each such person has the right to acquire by exercise of stock options within 60 days of the Record Date under the Director Plan, described above.

(8) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include (i) 60,000 shares that Mr. Martin has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan and (ii) 513 shares held for the benefit of Mr. Martin under the NL Savings Plan. Such shares also include (i) 1,800 shares held by Mr. Martin's wife, (ii) 2,400 shares held by the Martin's Children Trust No. II of which Mr. Martin is trustee, and (iii) 100 shares held by one of Mr. Martin's daughters, with respect to all of which shares beneficial ownership is disclaimed by Mr. Martin.

(9)      The shares of Tremont Common Stock shown as beneficially owned by Glenn
         R. Simmons represent shares held by Mr. Simmons' individual retirement account.

(10) The shares of Tremont Common Stock shown as beneficially owned by Harold C. Simmons represent shares held by Mr. Simmons' wife, beneficial ownership of which is disclaimed by Mr. Simmons.

(11) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 23,000 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan, and (ii) 10 shares held by a member of his household, beneficial ownership of which is disclaimed by Mr. Musgraves.

Tremont understands that Valhi and related entities may consider acquiring or disposing of shares of Tremont Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of Tremont Common Stock in the market, an assessment of the business of and prospects for Tremont, financial and stock market conditions and other factors. Tremont may similarly consider such acquisitions of shares of Tremont Common Stock and acquisition or disposition of securities issued by related parties. In 1997, Tremont announced that it may repurchase up to 2,000,000 shares of Tremont Common Stock. During 1997 and 1998, Tremont repurchased an aggregate of 1,219,300 shares of Tremont Common Stock pursuant to such program. Neither Valhi nor Tremont presently intends to engage in any transaction or series of transactions that would result in the Tremont Common Stock's becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ceasing to be traded on a national securities exchange.

OWNERSHIP OF VALHI, TIMET, AND NL COMMON STOCK

By virtue of the share ownership described above, for purposes of the Commission's regulations, Valhi may be deemed to be the parent of Tremont, and TIMET and NL may be deemed to be subsidiaries of Tremont. The following table and notes set forth the beneficial ownership, as of the Record Date, of (a) Valhi Common Stock, $.01 par value per share, (b) TIMET Common Stock, $.01 par value per share, and (c) NL Common Stock, $.125 par value per share, held by (i) each director or nominee for director of Tremont, (ii) each executive officer of Tremont listed in the Summary Compensation Table below who is not a director or nominee for director of Tremont, and (iii) all executive officers and directors of Tremont as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of Tremont's parent, subsidiaries or less than majority-owned affiliates are beneficially owned by any director, nominee for director or executive officer of Tremont. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Tremont.

    OWNERSHIP OF VALHI COMMON STOCK, TIMET COMMON STOCK, AND NL COMMON STOCK

                                  Valhi Common Stock (3)        TIMET Common Stock           NL Common Stock
                                  -----------------------     -----------------------    -----------------------
                                  Number of   Percent of       Number of  Percent of      Number of   Percent of
                                  Shares (1)   Class (2)       Shares (1)   Class(2)      Shares (1)   Class (2)
                                  ----------- -----------     ----------- -----------    -----------  -----------
DIRECTORS
 Susan E. Alderton (4)                  -0-        --                -0-      --            115,477        --
 Richard J. Boushka                     -0-        --                -0-      --                 -0-       --
 J. Landis Martin (5)(6)(7)         25,000         --           103,867       --            642,732       1.2%
 Glenn R. Simmons                  425,833         --             2,000       --              4,800        --
(8)(9)(10)(11)(12)
 Harold C. Simmons                 530,383         --                -0-      --             72,475        --
(8)(9)(12)(13)(14)
 Thomas P. Stafford (15)                -0-        --             4,350       --                 -0-       --
 Avy H. Stein                           -0-        --                -0-      --                 -0-       --

OTHER EXECUTIVE OFFICERS
 J. Thomas Montgomery,   Jr.        25,400         --            22,200       --              9,500        --
(16)(17)
 Robert E. Musgraves (18)               -0-        --            28,000       --                 -0-       --

ALL DIRECTORS AND EXECUTIVE
OFFICERS OF THE COMPANY AS A
GROUP (9 persons)
(3)(4)(5)(6)(7)(8)(9)(10)
(11)(12)(13)(14)(15)(16)(17)     1,006,616         --           160,417       --            844,984       1.6%

--------------

(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. In addition, for purposes of calculating individual and group ownership percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) As previously noted, the 1,186,200 shares of Valhi Common Stock held by NL and the 1,000,000 shares of Valhi Common Stock held by Valmont are excluded from the number of shares of Valhi

         Common Stock outstanding. Tremont understands that Valhi treats these excluded shares as treasury stock for voting purposes pursuant to Delaware law.

(4) The shares of NL Common Stock shown as beneficially owned by Susan E. Alderton include (i) 62,400 shares that Ms. Alderton has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL, and (ii) 11,920 shares held for the benefit of Ms. Alderton under the NL Savings Plan.

(4) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin, and (ii) 45,600 shares that Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under TIMET's 1996 Long Term Performance Incentive Plan (the "TIMET Stock Incentive Plan").

(5) J. Landis Martin is the holder of 3,000 of the 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "TIMET Trust Securities") of the TIMET Capital Trust I. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 4,017 shares of TIMET Common Stock, which amount is included in the TIMET Common Stock ownership number shown for Mr. Martin. No other director, nominee for director or executive officer of the Company is known to hold any TIMET Trust Securities.

(6) The shares of NL Common Stock shown as beneficially owned by J. Landis Martin include (i) 418,000 shares that Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL, and (ii) 14,591 shares held for the benefit of Mr. Martin under the NL Savings Plan.

(7) VGI, National, Contran, and the CMRT directly beneficially own approximately 81.9%, 9.5%, 0.9%, and 0.1%, respectively, of the outstanding shares of Valhi Common Stock. See footnote (3) above regarding certain shares of Valhi Common Stock held by NL and Valmont. See footnote (3) to the table appearing under the heading "Ownership of Tremont Common Stock" above for information concerning individuals and entities that may be deemed to indirectly beneficially own the shares of Valhi Common Stock directly beneficially owned by such entities. Glenn R. Simmons and Harold C. Simmons disclaim beneficial ownership of all of the shares of Valhi Common Stock owned by such entities, except as otherwise noted in such footnote (3).

(8) Tremont directly beneficially owns approximately 39.1% of the outstanding shares of TIMET Common Stock. See footnote (3) to the table appearing under the heading "Ownership of Tremont Common Stock" above for information concerning individuals and entities that may be deemed to indirectly beneficially own the shares of TIMET Common Stock directly beneficially owned by Tremont. Glenn R. Simmons and Harold C. Simmons disclaim beneficial ownership of all of the shares of TIMET Common Stock owned by Tremont.

(9) Valhi and Tremont directly beneficially own approximately 57.8% and 19.7%, respectively, of the outstanding shares of NL Common Stock. See footnote (3) to the table appearing under the heading "Ownership of Tremont Common Stock" above for information concerning individuals and entities that may be deemed to indirectly beneficially own the shares of NL Common Stock directly beneficially owned by Valhi and Tremont. Glenn R. Simmons and Harold C. Simmons disclaim beneficial ownership of all of the shares of NL Common Stock owned by Valhi and Tremont.

(10)     The shares of Valhi Common Stock shown as beneficially owned by Glenn
         R. Simmons include (i) 410,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi and (ii) 4,383 shares held in Mr. Simmons' individual retirement account. In addition, such shares include (i) 3,000 shares held by Mr. Simmons' wife and (ii) 800 shares held in a retirement account for Mr. Simmons' wife, with respect to all of which shares beneficial ownership is disclaimed by Mr. Simmons.

(11) The shares of NL Common Stock shown as beneficially owned by Glenn R. Simmons include 2,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL.

(12)     The shares of Valhi Common Stock shown as beneficially owned by Harold
         C. Simmons include (i) 77,000 shares held by Mr. Simmons' wife, beneficial ownership of which is disclaimed by Mr. Simmons, and (ii) 450,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi.

(13) The shares of NL Common Stock shown as beneficially owned by Harold C. Simmons include (i) 69,475 shares held by Mr. Simmons' wife, beneficial ownership of which is disclaimed by Mr. Simmons, and (ii) 2,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL.

(14) The shares of TIMET Common Stock shown as beneficially owned by Gen. Thomas P. Stafford include 2,750 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under a stock option plan adopted by TIMET for its non-employee directors.

(15) The shares of TIMET Common Stock shown as beneficially owned by J. Thomas Montgomery, Jr. include 10,800 shares that Mr. Montgomery has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(16) The shares of Valhi Common Stock shown as beneficially owned by J. Thomas Montgomery, Jr. include 15,000 shares that Mr. Montgomery has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi.

(17)     The shares of TIMET Common Stock shown as beneficially owned by Robert
         E. Musgraves include (i) 1,000 shares held by Mr. Musgraves and his wife as joint tenants, (ii) 900 shares held by other members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves, and (iii) 13,200 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

OWNERSHIP OF TIMET TRUST SECURITIES

The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6-5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement (the "BUCS Registration Statement") under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont. Except as set forth in footnote (4) to the table under the heading "Ownership of Valhi, TIMET, and NL Common Stock," no director, nominee for director or executive officer of Tremont is known to hold any TIMET Trust Securities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding the compensation paid by Tremont and TIMET for services rendered by (i) Tremont's Chief Executive Officer and (ii) each of Tremont's two other executive officers, in each case for services rendered during each of the fiscal years 1996, 1997 and 1998 (regardless of the year in which actually paid).

                        SUMMARY COMPENSATION TABLE (1)(2)


                                                                            Long Term
                                                                          Compensation
                                                                              Awards
                                                                            Securities
                                                Annual     Compensation     Underlying        All Other
Names and Position                   Year      Salary($)   Bonus($)(3)(4)    Options(#)   Compensation ($)(5)
------------------                   ----      ----------  -------------    -----------   --------------------
J. Landis Martin
    Chairman of the Board,           1998        500,000        265,000         75,000         14,560
    President and Chief Executive    1997        500,000        565,000         60,000         19,827
    Officer (6)                      1996        225,000      2,650,331         54,000         15,150



J. Thomas Montgomery, Jr.            1998        150,000         60,000          9,000        124,902
    Vice President, Controller and   1997        150,000         87,000          9,000         44,443
    Treasurer
                                     1996           --             --             --             --

Robert E. Musgraves                  1998        175,000         84,000         15,000         13,108
    Vice President, General          1997        160,000        107,600         15,000         13,185
    Counsel and Secretary            1996        160,000        277,092         18,000         13,838

---------------

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, Tremont's Chairman, President and Chief Executive Officer, J. Thomas Montgomery, Jr., Tremont's Vice President-Controller and Treasurer, and Robert E. Musgraves, Tremont's Vice President, General Counsel and Secretary, also currently serve as executive officers of TIMET.

         The amounts shown as salary and bonus for Messrs. Martin, Montgomery and Musgraves represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and Tremont during 1996, 1997 and 1998. Pursuant to an intercorporate services agreement, in 1996, 1997, and 1998, Tremont reimbursed TIMET for approximately 20%, 10% and 10%, respectively, of the TIMET salary and regular bonus of each of Messrs. Martin, Montgomery and Musgraves (prorated, in the case of Mr. Montgomery for the portion of 1997 during which he served as an executive officer of Tremont), plus a proportionate share of applicable estimated fringe benefits and overhead expense for each as follows:

                Year             Martin       Montgomery      Musgraves
                ----             -------      ----------      ---------
                1998            $  91,800      $  25,200      $  31,080
                1997            $ 128,000      $  19,000      $  31,872
                1996            $ 120,000             -0-     $  72,674

         Mr. Montgomery's employment with TIMET commenced in December 1996 and his services as an executive officer of Tremont commenced in May 1997. Consequently, no information is shown for Mr. Montgomery for 1996.

         Tremont expects that each of Messrs. Martin, Montgomery and Musgraves will devote approximately 10% of his total TIMET/Tremont time during 1999 to Tremont matters.

         Accordingly, it is anticipated that Tremont will reimburse TIMET for such proportionate percentage of the 1999 salary and bonus paid by TIMET to such individuals (plus a share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships" below.

         Tremont beneficially owns approximately 19.7% of the outstanding shares of NL Common Stock. For financial reporting purposes, Tremont reports its interest in NL by the equity method. For each of the years 1996-1998, J. Landis Martin also served as an executive officer of NL and was separately compensated by NL for such services. Appended to this Proxy Statement as Appendix A is information with respect to compensation paid by NL to Mr. Martin for services rendered to NL for each such year.

(3) Under TIMET's variable incentive compensation plan applicable to Mr. Montgomery and Mr. Musgraves (the "TIMET Employee Cash Incentive Plan"), a portion of the compensation payable to such individuals under this plan is based upon TIMET's financial performance, while the balance is based on the assessed performance of the individual officer. Mr. Martin participates in TIMET's Senior Executive Cash Incentive Plan (the "TIMET Senior Executive Cash Incentive Plan"). Such plan provides for payments based solely upon TIMET's financial performance. Participation in this plan is in lieu of participation in the TIMET Employee Cash Incentive Plan. Except as noted in footnotes (4) and (6) below, the amounts shown in the "Bonus" column represent amounts paid under the TIMET Employee Cash Incentive Plan or the TIMET Senior Executive Cash Incentive Plan, as applicable to such individual.

(4) In 1996, in connection with TIMET's acquisition of IMI Titanium, TIMET made special cash and stock bonus (the "Management Shares") awards to certain of its executive officers. Applying the fair value of TIMET Common Stock at the effective date of grant of the Management Shares, aggregate cash and stock awards totaling $667,831 and $136,292 were made to Mr. Martin and Mr. Musgraves, respectively. Such amounts are included in the "Bonus" column for each of such individuals for 1996. Tremont's reimbursement to TIMET for 1996 services did not include any portion of such amounts.

(5) "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the TIMET Retirement Savings Plan, and (iii) life insurance premiums paid by TIMET, as follows:


                                          Year          Martin          Montgomery           Musgraves
                                          ----         -------          ----------           ---------
                        Savings Match     1998         $ 6,400          $    4,501           $   6,400
                                          1997         $11,667          $    6,127           $   6,477
                                          1996         $ 7,500                  -0-          $   7,500

              Retirement Contribution     1998         $ 8,160          $    7,840           $   5,920
                                          1997         $ 8,160          $    7,840           $   5,920
                                          1996         $ 7,650                  -0-          $   5,550

                      Life Insurance      1998              -0-         $    1,860           $     788
                                          1997              -0-         $      444           $     788
                                          1996              -0-                 -0-          $     788



         In addition, the amounts shown as "All Other Compensation" for Mr. Montgomery include $30,032 of TIMET travel-related compensation for 1997 and $110,701 of TIMET relocation-related compensation for 1998.

(6) The amount shown as "Bonus" for Mr. Martin for 1996 also includes a special bonus of $2 million awarded by Tremont in 1996. Of this amount, $955,000 was paid by Tremont to Mr. Martin in 1996, $900,000 was paid in 1997, and the balance was paid in 1998 (with interest on the unpaid balances in 1997 and 1998 at 8.75% per annum).

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

No stock options or stock appreciation rights ("SARs") have been granted under the Tremont Stock Incentive Plan since 1994. Consequently, the table showing stock option grants with respect to Tremont Common Stock for the last fiscal year has been omitted. Since 1996, executive officers of Tremont have instead been granted stock options pursuant to the TIMET Stock Incentive Plan, a stock option/stock appreciation/restricted stock plan adopted by TIMET in 1996. Set forth below is information regarding grants made to executive officers of Tremont under the TIMET Stock Incentive Plan in 1998.

                   TIMET OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                   Potential
                                                                                              Realizable Value at
                                                        Percent of                            Assumed Annual Rate
                                                          Total                                 of Stock Price
                                                         Options                                 Appreciation
                                          Securities    Granted to                                   for
                                          Underlying    Employees   Exercise or               Option Term ($) (3)
                              Date of      Options      in Fiscal    Base Price   Expiration  --------------------
Name                           Grant    Granted(#)(1)     Year     ($/share)(2)     Date         5%         10%
----                          -------   -------------    ------    ------------   ---------   -------    ---------
J. Landis Martin              2/19/98      25,000                     29.3125     2/19/2008   460,938    1,167,938
                                           25,000                     32.3125     2/19/2008   385,938    1,092,938
                                           25,000         16.4%       35.3125     2/19/2008   310,938    1,017,938

J. Thomas Montgomery, Jr.     2/19/98       3,000                     29.3125     2/19/2008    55,313      140,153
                                            3,000                     32.3125     2/19/2008    46,313      131,153
                                            3,000         2.0%        35.3125     2/19/2008    37,313      122,153

Robert E. Musgraves           2/19/98       5,000                     29.3125     2/19/2008    92,188      233,588
                                            5,000                     32.3125     2/19/2008    77,188      218,588
                                            5,000         3.3%        35.3125     2/19/2008    62,188      203,588

-------------------

(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries of such date.

(2) The exercise price of $29.3125 per share represents the "fair market value" of TIMET Common Stock on the grant date, calculated as the mean of the highest and lowest sales prices on such date (the "Grant Date FMV"). The exercise prices of $32.3125 and $35.3125 per share represent the Grant Date FMV plus $3.00 and $6.00 per share, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the Grant Date FMV. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such stock options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the identified stock options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $47.75 and $76.03 at the assumed 5% and 10% appreciation rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS

The following table provides information, with respect to the executive officers of Tremont listed in the Summary Compensation Table above, concerning the exercise of Tremont and TIMET stock options during the last fiscal year and the value of unexercised Tremont and TIMET stock options held as of December 31, 1998. Mr. Montgomery holds no Tremont stock options. No SARs have been granted under the Tremont Stock Incentive Plan or the TIMET Stock Incentive Plan. TIMET has previously agreed to reimburse Tremont for the difference between the market price of Tremont Common Stock on the date of exercise of a Tremont stock option held by a TIMET employee (up to $16.625 per share) and the exercise price of such option. See also "Certain Relationships and Transactions--Contractual Relationships--Option Reimbursement Agreement."


         AGGREGATED OPTION EXERCISES IN 1998 AND 12/31/98 OPTION VALUES

                                                                Number of Securities         Value of
                                                                     Underlying            Unexercised,
                                                                Unexercised Options        In-the-Money
                                   Shares                           at 12/31/98        Options at 12/31/98
                                Acquired on                        (Exercisable/          (Exercisable/
Name                            Exercise (#)  Value Realized     Unexercisable) (#)       Unexercisable)
----                            ------------  --------------     ------------------    -------------------
TREMONT
J. Landis Martin                   27,500       $1,212,031         48,000/12,000       $1,134,000/$283,500
Robert E. Musgraves                    -0-              -0-         21,000/2,000       $   462,688/$50,250

TIMET
J. Landis Martin                       -0-              -0-       21,600/167,400                    -0-/-0-
J. Thomas Montgomery, Jr.              -0-              -0-         7,200/28,800                    -0-/-0-
Robert E. Musgraves                    -0-              -0-         7,200/40,800                    -0-/-0-

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of Tremont's Board of Directors presents the following report on executive compensation. The Compensation Committee is composed of directors who are neither officers nor employees of Tremont, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it.

As previously indicated, none of Tremont's executive officers is directly compensated by Tremont. Mr. Martin, Tremont's Chairman, President and Chief Executive Officer, is compensated directly by TIMET and NL. Mr. Montgomery and Mr. Musgraves are each compensated directly by TIMET. Tremont, through an intercorporate services agreement, reimburses TIMET for a portion of the compensation paid to each of Tremont's executives by TIMET (see "Certain Relationships and Transactions--Contractual Relationships" below). TIMET (as well as NL) currently maintains a compensation committee of that company's Board of Directors that addresses the compensation directly paid to these affected individuals and separately reports on these matters to its stockholders in its proxy statement.

Consequently, beginning in 1997, the role of Tremont's Compensation Committee relating to compensation for its executive officers has been limited to evaluating and recommending to the full Tremont Board the portion of such individuals' compensation that would be subject to reimbursement under Tremont's intercorporate services agreement with TIMET. This evaluation takes into account the Compensation Committee's view of the reasonableness of the allocation and amount in relation to the amount of time being devoted by such individuals to the affairs of Tremont and the cost that might be expected to be incurred by Tremont were it to hire separate individuals to perform these functions on a full-time basis.

For 1998, the Compensation Committee recommended that the full Board of Directors approve an intercorporate services agreement with TIMET providing for payment to TIMET of approximately $275,000, including approximately $155,000 related to reimbursement for compensation paid by TIMET to Tremont's executives. This was based upon an allocation of approximately 10% of each such executive's TIMET compensation (including base salary, incentive compensation, and an allocated portion of benefit costs), which the Compensation Committee felt to be reasonable and less than Tremont would incur were it to fill such positions with separate, full-time employees.

In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary, performance-based plans approved by such companies' stockholders. The Compensation Committee does not believe that any existing compensation program of Tremont could give rise to a deductibility limitation at current executive compensation levels.

The role of the Compensation Committee will be reassessed periodically based upon any changes in facts or circumstances that might occur.


                            MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE Gen. Thomas P. Stafford (Chairman)
                            Richard J. Boushka
                            Avy H. Stein

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return for the period commencing December 31, 1993 and ending December 31, 1998 on Tremont Common Stock against the cumulative total return of (a) the S & P Composite 500 Stock Index, (b) TIMET's self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available, and (c) the S&P Chemicals Index, which is utilized as a comparison of performance by NL. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

      COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG TREMONT CORPORATION,
       S&P COMPOSITE 500 STOCK INDEX, THE SELF-SELECTED TIMET PEER GROUP,
                           AND THE S&P CHEMICALS INDEX


  Measurement Period
(Fiscal Year Covered)      TREMONT        S&P 500        RTI       S&P Chemical
---------------------      -------        -------        ---       ------------
      12/31/93               100            100          100            100
      12/30/94               171            101           37            116
      12/29/95               242            139           53            151
      12/31/96               525            171          188            200
      12/31/97               760            229          134            246
      12/31/98               486            294           93            237

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS


RELATIONSHIPS WITH RELATED PARTIES

As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran and other related entities or persons, may be deemed to control Tremont. In addition, Valhi, a 93%-owned subsidiary of Contran (together with related entities), and Tremont beneficially own approximately 57.8% and 19.7%, respectively, of the outstanding NL Common Stock, and together may be deemed to control NL. Tremont and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and
(b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. Tremont continuously considers, reviews and evaluates, and understands that Contran, Valhi and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that Tremont might be a party to one or more of such transactions in the future. In connection with these activities, Tremont may consider issuing additional equity securities or incurring additional indebtedness. Tremont's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by Contran, NL and other companies that may be deemed to be controlled by Harold C. Simmons. It is the policy of Tremont to engage in transactions with related parties on terms that are, in the opinion of Tremont, no less favorable to Tremont than could be obtained from unrelated parties.

Susan E. Alderton, a director of Tremont, is currently Vice President, Chief Financial Officer and Treasurer of NL. J. Landis Martin, Chairman of the Board, President and Chief Executive Officer of Tremont, is also currently a director, President and Chief Executive Officer of NL and Chairman and Chief Executive Officer of TIMET. Glenn R. Simmons, a director of Tremont, is also currently Vice Chairman of the Board of Contran and Valhi and a director of TIMET and NL. Harold C. Simmons, a director of Tremont, is also currently Chairman of the Board and Chief Executive Officer of Contran and Valhi, and Chairman of the Board of NL. Gen. Thomas P. Stafford, a director of Tremont, is also currently a director of TIMET. J. Thomas Montgomery, Jr., Vice President-Controller and Treasurer of Tremont, is also currently Vice President-Finance and Treasurer of TIMET. Robert E. Musgraves, Vice President, General Counsel and Secretary of Tremont, currently holds similar positions at TIMET. Joan H. Prusse, Assistant General Counsel and Assistant Secretary of Tremont, currently holds similar positions at TIMET. David B. Garten, Assistant Secretary of Tremont, is currently Vice President, General Counsel and Secretary of NL. Steven L. Watson, Assistant Secretary of Tremont, is also currently an executive officer of Contran and Valhi. William A. Kirschner, Assistant Treasurer of Tremont, currently holds a similar position at TIMET. Robert D. Hardy, Assistant Treasurer of Tremont, currently holds a similar position at TIMET and is also currently Vice President-Controller of NL. Tremont understands that all such persons are expected to continue to serve in such capacities in 1999. Such individuals divide their time among the companies for which they serve as executive officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest.

Although no specific procedures are in place that govern the treatment of transactions among Tremont, Contran, Valhi, TIMET and NL, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to Tremont. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

CONTRACTUAL RELATIONSHIPS

NL Registration Rights Agreement

In connection with the 1991 purchase by Tremont of 7.8 million shares of NL Common Stock from Valhi, NL entered into a Registration Rights Agreement pursuant to which Tremont received certain registration rights with respect to the purchased shares. Unless all registration rights are exercised earlier, such agreement expires in December 2001.

Baroid Letters of Credit

Approximately $9 million in letters of credit were issued under a bank credit agreement in favor of Baroid Corporation ("Baroid"), a former affiliate of Tremont, to collateralize certain obligations arising out of the insurance and bentonite mining operations of Tremont and its subsidiaries. Pursuant to an indemnification agreement, Tremont agreed to indemnify Baroid for all fees and expenses arising out of Baroid's issuance of any letters of credit on Tremont's behalf. Following the January 1994 sale of Baroid to an unrelated third party, these letters of credit continued to be issued under the unrelated third party's credit facility until 1998, when Tremont arranged for substitute letters of credit collateralized by Tremont cash.

Insurance Sharing Agreements

NL Insurance Ltd. of Vermont, a wholly owned subsidiary of Tremont ("TRE Insurance"), has assumed the obligations of the issuer of certain reinsurance contracts that relate to primary insurance policies issued by a third-party insurance company in favor of NL and Tremont. NL and TRE Insurance are parties to an insurance sharing agreement with respect to such reinsurance contracts (the "NL Insurance Sharing Agreement"). Under the terms of the NL Insurance Sharing Agreement, NL will reimburse TRE Insurance with respect to certain loss payments and reserves established by TRE Insurance that (a) arise out of claims against NL and its subsidiaries (the "NL Liabilities"), and (b) are subject to payment by TRE Insurance under its reinsurance contracts with the third-party insurance company. Also pursuant to the NL Insurance Sharing Agreement, TRE Insurance is to credit NL with respect to certain underwriting profits or recoveries that TRE Insurance receives from independent reinsurers that relate to the NL Liabilities. Baroid and TRE Insurance are also parties to an insurance sharing agreement having substantially the same terms and conditions as the NL Insurance Sharing Agreement with respect to certain loss payments and reserves established by TRE Insurance that arise out of claims against Baroid and its subsidiaries. As of December 31, 1997, TRE Insurance had current accounts receivable of approximately $3.0 million and $0.4 million from NL and Baroid, respectively, pursuant to their respective insurance sharing agreements. In the first quarter of 1999, NL collateralized letters of credit relating to the NL Liabilities issued and outstanding on behalf of TRE Insurance with $9.7 million of NL's cash.

Contran Intercorporate Services Agreement

During 1998, Contran and Tremont were parties to an intercorporate services agreement (the "Contran ISA") that provides that Contran will render certain management functions to Tremont and its subsidiaries, including services rendered by Harold C. Simmons and Glenn R. Simmons. Tremont paid Contran approximately $1 million for services rendered under the Contran ISA during 1998. The Contran ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 day prior to a quarter-end. Tremont expects to enter into a similar agreement for 1999 providing for payments by Tremont to Contran of approximately the same amount.

Tremont will continue to pay directors' fees and expenses separately to Harold
C. Simmons and Glenn R. Simmons. See "Compensation of Directors" above.

NL Intercorporate Services Agreements

NL and Tremont are parties to an intercorporate services agreement (the "NL ISA") whereby NL makes available to Tremont certain services with respect to Tremont's insurance, risk management, real property, internal audit, tax and executive secretarial needs. Tremont paid fees of approximately $87,200 to NL for services pursuant to the NL ISA during 1998. The NL ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. Tremont expects to enter into a similar agreement for 1999 providing for comparable services and payments.

NL and TIMET are parties to an intercorporate services agreement (the "NL/TIMET ISA") whereby NL makes available to TIMET certain services with respect to TIMET's insurance, risk management, real property, internal audit, tax and executive secretarial needs. TIMET paid NL approximately $508,000 for such services during 1998. The NL/TIMET ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. Tremont understands that TIMET and NL expect to enter into a similar agreement for 1999 providing for comparable services and payments.

TIMET Intercorporate Services Agreement

Tremont and TIMET are parties to an intercorporate services agreement (the "TIMET ISA") that provides that TIMET will render certain management, financial, tax and administrative services to Tremont, including provision for the reimbursement by Tremont to TIMET of a portion of the salary, bonus and overhead expense for the executive officers of Tremont. The TIMET ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered at least 30 days prior to a quarter-end. Tremont paid TIMET approximately $267,000 under the TIMET ISA during 1998. Tremont expects to enter into a similar agreement for 1999 providing for comparable services and payments.

Utility Services

In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases utility services from Basic Investments, Inc. and its subsidiaries (collectively, "BII") pursuant to various agreements. During 1998, the aggregate amount paid by TIMET to BII was approximately $2 million. A 75%-owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities of BII (representing 26% of the voting securities of BII).

Contran Advances

During 1998, Tremont borrowed a total of $5.875 million from Contran to finance the purchase of shares of NL Common Stock and for other general corporate purposes. These advances, which are payable upon demand, bear interest at the prime rate from time to time, less 0.5% (an effective rate of 7.25% at December 31, 1998).

Option Reimbursement Agreement

In 1996, IMI and UTSC entered into separate agreements with Tremont and TIMET whereby IMI and UTSC each agreed to reimburse Tremont for a portion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The payments are calculated by multiplying (x) the number of shares of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise, not to exceed $34, minus (ii) $16.625, and (z) multiplying the resulting product by (i) 0.16 in the case of UTSC and (ii) 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively. Pursuant to this agreement, IMI and UTSC made payments to Tremont of $81,718 and $13,066, respectively, during 1998.

Interest in Aircraft

In February 1999, NL purchased for $2.85 million a 25% undivided interest in an aircraft that was previously owned by TIMET. The seller of the aircraft interest to NL reacquired the interest from TIMET in February 1999 for $2.85 million. Tremont understands that the purchase of the aircraft interest was unanimously approved by the outside directors of each of TIMET's and NL's Boards of Directors.

Insurance Brokerage Commissions

TRE Insurance, Valmont, and EWI RE, Inc. ("EWI") arrange for or broker certain of Tremont's and TIMET's insurance policies. TRE Insurance is a wholly owned subsidiary of Tremont. Valmont is a wholly owned subsidiary of Valhi. Parties related to Contran hold 90% of the outstanding common stock of EWI, and a son-in-law of Harold C. Simmons manages the operations of EWI. Consistent with insurance industry practices, TRE Insurance, Valmont and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they arrange or broker. During 1998, Tremont and TIMET paid approximately $0.1 million and $1.8 million, respectively, for policies arranged or brokered by EWI and, in certain cases, also by either TRE Insurance or Valmont. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to TRE Insurance, Valmont and EWI. In Tremont's opinion, the amounts that Tremont paid for these insurance policies are reasonable and similar to those it could have obtained through an unrelated insurance broker and/or insurance company. Tremont understands that TIMET takes the same view with respect to the amounts paid by TIMET. Tremont expects, and understands that TIMET expects, that these relationships with TRE Insurance, Valmont, and EWI will continue in 1999.

TIMET Executive Stock Ownership Loan Program

In 1998, the TIMET Board of Directors approved a loan program designed to assist TIMET's executive officers in meeting certain goals established with respect to their ownership of TIMET Common Stock. Each executive may borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 1998 was 6.25% (5.625% for 1999). Principal is repayable in equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans is secured by the stock purchased with the loan proceeds. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. The following table identifies the executive officers of Tremont who were indebted to TIMET under this program during 1998:

                                                    Maximum          Principal
                                               Principal Amount   Outstanding as
                                                  Outstanding      of March 17,
                  Name                          during 1998 ($)      1999 ($)
                  ----                          --------------       --------
                  J. Landis Martin                  238,685             -0-
                  J. Thomas Montgomery, Jr.          75,000           75,000
                  Robert E. Musgraves                87,461           87,461

SUBSIDIARY AND AFFILIATE RELATIONSHIPS

NL is a party to certain additional agreements with related entities as set forth in Appendix A to this Proxy Statement.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Tremont's executive officers, directors, and persons who own beneficially more than 10% of a registered class of Tremont's equity securities to file reports of ownership and changes in ownership with the Commission and Tremont. Based solely on a review of copies of the Section 16(a) reports furnished to Tremont and written representations by certain reporting persons, Tremont believes that all of Tremont's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1998.


                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) served as Tremont's independent public accountants for the year ended December 31, 1998 and is currently expected to be considered for appointment by the Board of Directors as such for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Meeting.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at Tremont's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by Tremont no later than November 30, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Tremont Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.


                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.


                         1998 ANNUAL REPORT ON FORM 10-K

Tremont's 1998 Annual Report on Form 10-K, as filed with the Commission, is included as a part of Tremont's 1998 Annual Report which accompanies this Proxy Statement. Additional copies are available to stockholders without charge on request by writing: Investor Relations Department, Tremont Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                   APPENDIX A

Appended to this Proxy Statement as Appendix A is information with respect to compensation paid by NL to certain individuals who are executive officers of Tremont and information with respect to certain related party transactions involving NL.


                                                        TREMONT CORPORATION


Denver, Colorado
March 29, 1999

                                   APPENDIX A


                      NL INDUSTRIES, INC. COMPENSATION AND
                           RELATED PARTY TRANSACTIONS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS PAID BY NL

The Summary Compensation Table and related notes set forth below provide certain summary information concerning annual and long-term compensation paid or accrued by NL to, or on behalf of, J. Landis Martin, the only executive officer of Tremont listed under "Executive Compensation" in the Proxy Statement who was, during 1998, also an executive officer of NL, for services rendered during the fiscal years ended December 31, 1996, 1997 and 1998.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                    Long Term
                                                                                   Compensation
                                                Annual Compensation                   Awards
                                                                       Other        Securities         All
                                                                       Annual       Underlying       Other
                                      Salary           Bonus        Compensation      Options     Compensation
Names and Position         Year        ($)            ($) (2)         ($) (3)           (#)          ($) (5)
------------------         ----        ---            -------         -------           ---          -------
J. Landis Martin           1998      500,000         2,750,000         20,127         120,000        318,600
    President and Chief    1997      500,000           750,000             -0-         90,000          9,600
    Executive Officer (4)  1996      400,000                -0-            -0-         45,000         85,000

---------------

(1) No grants of SARs, awards of restricted stock or payouts under long-term incentive plans (as defined by applicable federal securities regulations) were made during 1998, 1997 or 1996. Therefore, columns for such compensation otherwise required by applicable federal securities regulations have been omitted.

(2) Amounts paid pursuant to the NL Variable Compensation Plan (the "NL Variable Compensation Plan"). In addition, for 1998, Mr. Martin was granted a special discretionary bonus by NL of $2,000,000 in view of his contributions to the sale of NL's rheological additives business.

(3) Amount that exceeds 120% of the applicable Federal long-term interest rate on deferred compensation.

(4) During 1998, 1997 and 1996, Mr. Martin also served as an executive officer of Tremont and TIMET. Mr. Martin is expected to continue to serve as an executive officer of NL, Tremont and TIMET in 1999 and to be compensated directly by NL for services to NL and by TIMET for services to TIMET and Tremont. Mr. Martin is expected to continue to devote approximately one-half of his working time to his duties as President and Chief Executive Officer of NL. See "Certain Relationships and Transactions" below.

(5) Represents (i) contributions to the account of Mr. Martin under the NL Savings Plan and (ii) amounts accrued by NL in unfunded accounts for the benefit of Mr. Martin under the Supplemental Executive Retirement Plan for Executives and Officers of NL Industries, Inc. (the "NL SERP"), as follows:

                                          Year           Martin
                                          ----         ----------
                      NL Savings Plan     1998         $    9,600
                                          1997         $    9,600
                                          1996                 -0-

                              NL SERP     1998         $  309,000
                                          1997                 -0-
                                          1996         $   85,000


STOCK OPTION GRANTS BY NL

The following table and related notes provide information, with respect to the grant to Mr. Martin of options ("NL Options") under the Long Term Performance Incentive Plan of NL (the "NL Incentive Plan") during fiscal year 1998. No stock appreciation rights ("NL SARs") were granted under the NL Incentive Plan in 1998.

                  NL OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)


                                                                                               Potential Realizable
                                                                                                  Value at Assumed
                                                         Percent of                              Annual Rate of Stock
                                          Securities   Total Options                            Price Appreciation for
                                          Underlying    Granted to      Exercise or               Option Term ($) (3)
                              Date of      Options     Employees in     Base Price   Expiration  --------------------
Name                           Grant       Granted     Fiscal Year     ($/share)(2)     Date         5%         10%
----                          -------   -------------  ------------    ------------   ---------   -------    ---------
J. Landis Martin              2/11/98      40,000                          17.9688     2/11/08    452,048    1,145,648
                                           40,000                          19.9688     2/11/08    372,048    1,065,648
                                           40,000          25.3%           21.9688     2/11/08    292,048      985,648

----------------

(1) Grants of NL Options to purchase shares of NL Common Stock under the NL Incentive Plan vest over five years from February 11, 1998, the date of grant, at a rate of 40% on the second anniversary of the date of grant, and 20% on each of the next three succeeding anniversary dates. The NL Options expire on the tenth anniversary date of the date of grant.

(2) Exercise price of $17.9688 is equal to the mean of the high and low prices of NL Common Stock on the New York Stock Exchange Composite Tape on the date of grant; exercise prices of $19.9688 and $21.9688 are equal to the foregoing mean price on the date of grant plus $2.00 and $4.00, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the NL Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of the NL Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $29.27 and $46.61 at the assumed 5% and 10% rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS FOR NL

The following table and related notes provide information with respect to Mr. Martin regarding the exercise of NL Options during the last fiscal year and the value of unexercised NL Options held as of December 31, 1998. No NL SARs have been granted to Mr. Martin under the NL Incentive Plan.

        AGGREGATED NL OPTION EXERCISES IN 1998 AND 12/31/98 OPTION VALUES


                                                             Number of
                                                            Securities
                                                            Underlying          Value of Unexercised,
                                                            Unexercised             In-the-Money
                       Shares                           Options at 12/31/98      Options at 12/31/98
                     Acquired on                           (Exercisable/            (Exercisable/
       Name        Exercise (#)(1)   Value Realized($)   Unexercisable)(#)          Unexercisable)
       ----        ---------------    ---------------   ------------------        -------------------
J. Landis Martin        324,000          3,351,751        334,000/276,000         $1,333,639/$259,971

----------------


(1) On September 23, 1998, Valhi and NL entered into an agreement with Ms. Alderton, Mr. Garten, and Mr. Martin under which Valhi purchased from such individuals 33,889 shares, 30,241 shares, and 72,650 shares, respectively, of NL Common Stock for an aggregate of $694,725, $619,941, and $1,489,325, respectively. Under the agreement, the sellers delivered certain shares of NL Common Stock to NL in payment of the exercise price and applicable withholding taxes (as permitted by the relevant NL incentive plan), and NL issued directly to Valhi certificates representing the appropriate number of shares of NL Common Stock purchased by them.

PENSION PLAN

The Retirement Plan of NL Industries, Inc. for its U.S. employees (the "NL Pension Plan") provides lifetime retirement benefits to eligible employees. In 1996, NL approved the suspension of all future accruals under the NL Pension Plan effective as of March 31, 1996 (the "Suspension Date"). Salaried employees, who were at least 21 years of age became eligible to participate in the NL Pension Plan if they completed at least five months of service (as defined in the NL Pension Plan) in a specified twelve-month period prior to the Suspension Date. Annually, prior to the Suspension Date, the Board established, in its discretion, the amount of an employee's annual pension benefit for the year based primarily on the employee's total eligible earnings for that year and NL's financial performance in relationship to its annual operating plan for the previous year. To the extent that the minimum, target, or maximum level of operating income performance were achieved, the employee earned an annual benefit equal to 1%, 2% or 3%, respectively, of such employee's total base salary and bonus, up to the limits set forth in the Internal Revenue Code. Such pension benefits are payable upon retirement and attainment of ages specified in the NL Pension Plan. The NL Pension Plan covers Mr. Martin. No amounts were paid or distributed to Mr. Martin in 1998. The estimated accrued annual benefits payable upon retirement at normal retirement age for Mr. Martin is $50,277.

NL EMPLOYMENT AGREEMENT

Mr. Martin has entered into an executive severance agreement with NL which provides that he may be terminated at any time by action of the NL Board of Directors. The executive severance agreement also provides that the following payments shall be made to Mr. Martin in the event Mr. Martin's employment is terminated by NL without cause (as defined in the agreement) or Mr. Martin terminates his employment with NL for good reason (as defined in the agreement):
(i) two times Mr. Martin's annual NL base salary plus NL target bonus (which shall not be less than the amount of his annual NL salary); (ii) accrued NL salary and NL bonus through the date of termination; and (iii) certain other benefits. The amended agreement provides that it shall be in effect through December 31, 2000.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Intercorporate Services Agreements

NL and Contran are parties to an intercorporate services agreement (the "NL/Contran ISA") whereby Contran makes available to NL the services of Harold
C. Simmons to consult with NL and assist in the development and implementation of NL's strategic plans and objectives. The services do not include major corporation acquisitions, divestitures and other special projects outside the scope of NL's business as it has been conducted in the past. NL paid Contran approximately $980,000 in 1998 for services pursuant to the NL/Contran ISA and expects to pay approximately the same amount in 1999 for such services. The NL/Contran ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered at least 30 days prior to a quarter-end. NL will continue to pay directors' fees and expenses separately to Harold C. Simmons.

NL and Valhi are parties to an intercorporate services agreement (the "NL/Valhi ISA") whereby Valhi renders certain management, financial and administrative services to NL and NL made available to Valhi the services of Joseph S. Compofelice (through February 1998) and NL's internal audit personnel. In addition, in 1998, NL provided to Valhi certain insurance and risk management services. Mr. Compofelice served as an executive officer of Valhi in 1998. NL paid total net fees of approximately $13,000 to Valhi for services provided in 1998. NL expects to pay approximately the same amount for services in 1999. The NL/Valhi ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered at least 30 days prior to a quarter-end.

NL and CompX are parties to an intercorporate services agreement (the "NL/CompX ISA") whereby NL makes available to CompX certain services with respect to CompX's occupancy, accounting, computer support and internal audit needs. CompX paid fees of approximately $87,500 for services pursuant to the NL/CompX ISA during 1998. The NL/CompX ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered at least 30 days prior to a quarter-end. NL expects to receive approximately the same amount for services to be provided to CompX in 1999.

Insurance Brokerage Commissions

EWI RE, Inc. ("EWI") arranges for and brokers certain of NL's insurance policies and those of NL's 50%-owned joint venture. Parties related to Contran own 90% of the outstanding common stock of EWI, and a son-in-law of Harold C. Simmons manages the operations of EWI. Consistent with insurance industry practices, EWI receives a commission from the insurance underwriters for the policies that it arranges or brokers. NL and its joint venture paid an aggregate of approximately $3.0 million for such policies in 1998, which amount principally included payments for reinsurance premiums paid to third parties, but also included commissions paid to EWI. In NL's opinion, the premiums that NL paid for these insurance policies are reasonable and similar to those it could have obtained through an unrelated insurance broker. NL expects that these relationships with EWI will continue in 1999.

                               TREMONT CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                                      PROXY


                               TREMONT CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 4, 1999

The undersigned hereby appoints J. Thomas Montgomery, Jr., Robert E. Musgraves and Joan H. Prusse, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1999 Annual Meeting of Stockholders (the "Meeting") of Tremont Corporation, a Delaware corporation ("Tremont"), to be held at the offices of Valhi, Inc., 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 4, 1999, at 9:30 a.m. (Central Time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($1.00 par value) of Tremont standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TREMONT CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[ ]   Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below.

1.  Election of Seven Directors          FOR ALL             WITHHELD AS TO ALL
                                 (except as marked below)
                                           [ ]                      [ ]

    Vote withheld as to the following nominee(s):      Nominees:

                                                       Susan E. Alderton
                                                       Richard J. Boushka
                                                       J. Landis Martin
                                                       Glenn R. Simmons
                                                       Harold C. Simmons
                                                       Gen. Thomas P. Stafford
                                                       Avy H. Stein

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment of postponement thereof.


Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.







                                        --------------------------------------


                                        --------------------------------------
                                        SIGNATURE(S)                     DATE